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                                                                   EXHIBIT 10.15







                              AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                            GNA INVESTMENTS I, L. P.

                          (A TEXAS LIMITED PARTNERSHIP)

                           DATED AS OF APRIL 14, 2000






THE LIMITED PARTNERSHIP INTERESTS DESCRIBED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS IN RELIANCE UPON EXEMPTIONS THEREFROM. THEY MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS AND THE RESTRICTIONS ON TRANSFER SET FORTH IN THIS AGREEMENT.


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                                TABLE OF CONTENTS

                                                                                                               Page

ARTICLE I.
         DEFINITIONS..............................................................................................1
         1.1      Certain Definitions.............................................................................1
         1.2      Terms Defined in Investment Management Agreement................................................5

ARTICLE II.
         FORMATION................................................................................................6
         2.1      Formation, Name and Principal Office............................................................6
         2.2      Office and Agent for Service of Process.........................................................6
         2.3      Purpose of the Partnership......................................................................6
         2.4      Names and Addresses of the Partners.............................................................6
         2.5      Term of the Partnership.........................................................................6
         2.6      Required Documents..............................................................................7

ARTICLE III.
         CAPITALIZATION...........................................................................................7
         3.1      Prior Capital Contributions.....................................................................7
         3.2      Additional Capital Contributions................................................................7
         3.3      Withdrawal and Return on Capital................................................................8
         3.4      Loans...........................................................................................8
         3.5      Limitation of Liability.........................................................................8

ARTICLE IV.
         ALLOCATIONS..............................................................................................8
         4.1      Allocation of Net Income and Net Loss...........................................................8
         4.2      Special Allocations.............................................................................8
         4.3      Other Allocation Rules..........................................................................9
         4.4      Allocations for Federal Income Tax Purposes.....................................................9
         4.5      Withholding Taxes..............................................................................10

ARTICLE V.
         DISTRIBUTIONS...........................................................................................10
         5.1      Distributions..................................................................................10

ARTICLE VI.
         ADMINISTRATIVE PROVISIONS...............................................................................11
         6.1      Rights of the Limited Partner..................................................................11
         6.2      Management by the General Partner..............................................................12
         6.3      Powers of the General Partner..................................................................12
         6.4      Limitations on Powers of the General Partner...................................................13



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
         6.5      Other Ventures.................................................................................13
         6.6      Duties with Respect to Investment Decisions....................................................14
         6.7      Payment of Organization Costs and Expenses.....................................................15
         6.8      Partner Compensation...........................................................................15
         6.9      Filing of Tax Returns..........................................................................15
         6.10     Tax Matters Partner............................................................................16
         6.11     Records and Financial Statements...............................................................16
         6.12     Tax Reports to Partners........................................................................17
         6.13     Valuation of Partnership Assets................................................................18
         6.14     Confidentiality................................................................................18

ARTICLE VII.
         TRANSFER OF A PARTNERSHIP INTEREST; WITHDRAWALS.........................................................18
         7.1      Transfers by the Limited Partner...............................................................18
         7.2      Withdrawal by a Limited Partner................................................................19
         7.3      Transfers by the General Partner...............................................................20
         7.4      Withdrawal by the General Partner..............................................................20

ARTICLE VIII.
         DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP..........................................................20
         8.1      Dissolution Events.............................................................................20
         8.2      Conversion of General Partner Interest to a Limited Partner Interest...........................20
         8.3      Winding Up of the Partnership..................................................................20
         8.4      Application of Proceeds of Liquidation.........................................................21
         8.5      Restoration Obligation.........................................................................21
         8.6      Timing of Liquidating Distributions............................................................21
         8.7      Liquidating Trust..............................................................................21

ARTICLE IX.
                  LIABILITY AND INDEMNIFICATION OF THE GENERAL PARTNER...........................................22
         9.1      Liability......................................................................................22
         9.2      Indemnification................................................................................22

ARTICLE X.
         GENERAL PROVISIONS......................................................................................22
         10.1     Special Meetings...............................................................................22
         10.2     Entire Agreement...............................................................................22
         10.3     Amendments.....................................................................................22
         10.4     Governing Law..................................................................................23
         10.5     Severability...................................................................................23
         10.6     Counterparts...................................................................................23
         10.7     Survival of Rights.............................................................................23
         10.8     Notices........................................................................................23



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
         10.9     Consents.......................................................................................23
         10.10    No Partition...................................................................................23
         10.11    Representations by Limited Partner.............................................................23



Attachments:

         Schedule A    Investment Criteria

         Schedule B    Names, Addresses, Aggregate Committed Capital
                       Contributions and Sharing Ratios



                                       iii

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                              AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                            GNA INVESTMENTS I, L. P.

                          (A TEXAS LIMITED PARTNERSHIP)


         THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this "AGREEMENT") of GNA Investments I, L. P. a Texas limited partnership (the "PARTNERSHIP"), is entered into as of April 14, 2000 by and among Goff Moore Strategic Partners, L.P., a Texas limited partnership ("GMSP"), as the sole General Partner, and GAINSCO, INC., a Texas corporation ("GNA") as the sole Limited Partner.

         WHEREAS, GNA and GMSP have heretofore entered into an Agreement of Limited Partnership dated as of November 30, 1999 (the "ORIGINAL AGREEMENT") for the Partnership and desire to amend and restate it to read in its entirety as set forth below.

         NOW, THEREFORE, for and in consideration of the premises, the mutual covenants contained herein and in the Original Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, GMSP and GNA hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         1.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

         "ACT" means the Texas Revised Limited Partnership Act, as amended.

         "AGREEMENT" has the meaning specified in the first paragraph hereof.

         "ASSIGNEE" means a Person who has acquired all or a portion of the Limited Partner's Interest in the Partnership, but who has not become a Substitute Limited Partner.

         "BANKRUPTCY" or "BANKRUPT" means, with respect to a Person, (i) the making of a general assignment for the benefit of creditors, (ii) the entry of an order for relief in any bankruptcy, reorganization or insolvency proceeding,
(iii) the filing or commencement by or against the Person of any application or petition for the appointment of a trustee, receiver or other similar official over the Person or any substantial part of the Person's assets, or of any proceeding under any bankruptcy, insolvency or reorganization statute or under any liquidation or other law relating to relief of debtors, unless, in the case of such an action or proceeding filed or commenced against the Person without the Person's acquiescence or consent, the action or proceeding is dismissed within ninety (90) days after the date of its filing or commencement.

         "BOOK BASIS" means, with respect to any Partnership asset, the asset's adjusted basis for federal income tax purposes, except that (i) the initial Book Basis of a Partnership asset contributed by a Partner to the Partnership shall be the gross Fair Market Value of the asset on the date of contribution, as determined by the Valuation Partner in accordance with Section 6.13; (ii) upon the occurrence of a Revaluation Event, the Book Basis of each Partnership asset shall be adjusted to its respective Fair Market Value on such date, as determined by the Valuation Partner in accordance with Section 6.13; and (iii) if the Book Basis of any Partnership asset has been determined pursuant to subsection (i) or (ii) above, the Book Basis of the asset shall thereafter be adjusted by depreciation, amortization or other cost recovery deductions determined in accordance with the provisions of Treasury regulations Section 1.704-1(b)(2)(iv)(g)(3) in lieu of any depreciation, amortization or other cost recovery deductions allowable for federal income tax purposes.

         "CAPITAL ACCOUNT" means, for each Partner, a separate account that is:

                  (a) increased by (i) the amount of such Partner's Capital Contributions and (ii) allocations of Net Income and items of Income to such Partner pursuant to Article IV;

                  (b) decreased by (i) the amount of cash distributed to such Partner by the Partnership, (ii) the Fair Market Value of any other property distributed to such Partner by the Partnership (determined as of the date of distribution, without regard to Code Section 7701(g), and net of liabilities secured by such property that the Partner assumes or to which the Partner's ownership of the property is subject), and (iii) allocations of Net Loss and items of Loss to such Partner pursuant to Article IV; and

                  (c) otherwise adjusted so as to conform to the requirements of Code Sections 704(b) and the Treasury regulations thereunder.

         "CAPITAL CONTRIBUTIONS" means, for a Partner, the amount of cash and the Fair Market Value, without regard to Code Section 7701(g), of any other property (determined as of the date of contribution and net of liabilities secured by such property that the Partnership assumes or to which the Partnership's ownership of the property is subject) contributed by the Partner to the capital of the Partnership. Unless otherwise permitted by the General Partner, all Capital Contributions shall be made in cash.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "EXPENSES" of the Partnership means all direct, out-of-pocket costs and expenses reasonably incurred either by the Partnership or by the General Partner or an Affiliate thereof on behalf of the



                                       2

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Partnership relating to (a) the fees and expenses associated with the preparation of financial statements pursuant to Section 6.11 and the tax reports described in Section 6.12, (b) the fees, costs and expenses incurred in connection with investigating, negotiating, acquiring, holding, selling or exchanging of Securities (including fees and expenses of lawyers, accountants, consultants, brokerage fees, incentive fees or finder's fees, investment banker's fees, commitment fees, underwriting discounts or sales fees), (c) legal, audit and other expenses incurred in connection with the registration of the offer and sale of Securities owned by the Partnership under the Securities Act of 1933, as amended, and any applicable state or foreign securities laws, and (d) other expenses described in Section 4(d) of the Investment Management Agreement; provided, however, that in no event shall Expenses include any of the following costs and expenses incurred by the Partnership or the General Partner or any of its Affiliates: (i) the salaries, wages and employee benefits of all officers, directors, and employees of the General Partner or an Affiliate thereof, (ii) office rent, utility charges and equipment and furniture costs and expenses, (iii) any other general, administrative and overhead expense, including insurance premiums relating to the matters described in this clause
(iii) and the preceding clauses (i) and (ii), and (iv) amounts payable by the Partnership (other than for the actual value of services rendered to or property purchased by the Partnership) in consequence of any actual or alleged fraud, negligence, breach of fiduciary duty, violation of any law, governmental rule or regulation or other misconduct by the General Partner.

         "FAIR MARKET VALUE" has the meaning specified in the Investment Management Agreement in the case of Securities and, in the case of any other asset, means the price that would obtain in a transaction between a willing buyer and a willing seller in which neither party was under any compulsion to enter into the transaction.

         "FISCAL YEAR" means the period from January 1 through December 31 of each year.

         "GENERAL PARTNER" means GMSP or any other Person admitted to the Partnership as a general partner pursuant to Section 7.3 or 8.1(c).

         "GMSP" means Goff Moore Strategic Partners, L.P., a Texas limited partnership.

         "GNA" means GAINSCO, INC., a Texas corporation.

         "INCOME" means, for each Fiscal Year, each item of income and gain as determined, recognized and classified for federal income tax purposes, provided, that (i) items of income or gain exempt from federal income tax shall be included as items of Income, (ii) upon a disposition of any Partnership asset, items of income or gain arising therefrom shall be computed by reference to the asset's Book Basis on the date of disposition rather than the asset's adjusted tax basis, (iii) upon a distribution of any Partnership asset, whether or not in connection with the liquidation of the Partnership, any unrealized items of income or gain inherent therein that have not previously been reflected in the Partners' Capital Accounts shall be included as items of Income as if the asset had been sold for its Fair Market Value on the date of its distribution, and
(iv) if the Book Basis of any



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Partnership asset is adjusted upwards upon the occurrence of a Revaluation
Event, the amount of the adjustment shall be included as an item of Income.

         "INTEREST" means all of a Partner's interest in the Partnership, including rights to distributions, allocations, information and reports, and to vote, consent or approve.

         "INTEREST RATE" means a varying rate per annum equal to the lesser of
(i) the "prime rate" as quoted by the Wall Street Journal (Southwest Edition) from time to time or (ii) the maximum nonusurious rate permitted from time to time by Applicable Law.

         "INVESTMENT CRITERIA" has the meaning set forth in the second WHEREAS clause of this Agreement.

         "INVESTMENT MANAGEMENT AGREEMENT" means the Investment Management Agreement dated as of October 4, 1999 between GNA and GMSP.

         "LIMITED PARTNER" means GNA and any other Person admitted to the Partnership as a limited partner or as a Substitute Limited Partner and which has not withdrawn from the Partnership or transferred its entire Interest to a Substitute Limited Partner pursuant to Article VII. Except where the context requires otherwise, a reference in this Agreement to the "LIMITED PARTNER" shall mean all of the Limited Partners of the Partnership at the time of determination.

         "LIQUIDATOR" means the General Partner unless another Person is selected pursuant to Section 8.3.

         "LOSS" means, for each Fiscal Year, each item of loss or deduction as determined, recognized and classified for federal income tax purposes; provided that (i) expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury regulations Section 1.704-1(b)(2)(iv)(i) shall be included as items of Loss,
(ii) upon a disposition of any Partnership asset, items of loss or deduction arising therefrom shall be computed by reference to the asset's Book Basis on the date of disposition rather than the asset's adjusted tax basis, (iii) upon a distribution of any Partnership asset, whether or not in connection with the liquidation of the Partnership, any unrealized items of loss or deduction inherent therein which have not previously been reflected in the Partners' Capital Accounts shall be included as items of Loss as if the asset had been sold for its Fair Market Value on the date of distribution, (iv) if the Book Basis of any Partnership asset is adjusted downwards upon the occurrence of a Revaluation Event, the amount of the adjustment shall be included as an item of Loss, and (v) if the Book Basis of any Partnership asset differs from the adjusted tax basis of the asset, items of depreciation, amortization or other cost recovery deductions attributable to the asset shall be determined in accordance with the provisions of Treasury regulations Section 1.704-1(b)(2)(iv)(g)(3) in lieu of any depreciation, amortization or other cost recovery deductions allowable for federal income tax purposes.

         "NET INCOME" and "NET LOSS" mean, for each Fiscal Year, the positive or negative difference, as the case may be, between all items of Income for such year and all items of Loss for such year; provided, that Net Income or Net Loss for each Fiscal Year shall be computed by excluding from such computation any item of Income or Loss specially allocated to a Partner under Section 4.2.

         "ORGANIZATION COSTS" shall mean all actual out-of-pocket legal fees, costs and expenses of the General Partner and all filing fees payable to governmental entities associated with the formation of the Partnership.

         "PARTNER" means the General Partner or the Limited Partner as the context requires. Except where the context requires otherwise, a reference in this Agreement to the "PARTNERS" shall mean all of the Partners of the Partnership at the time of determination.

         "PARTNERSHIP" has the meaning set forth in the first paragraph hereof.

         "REVALUATION EVENT" means any of the following: (i) the acquisition of an additional Interest by any new or existing Partner in exchange for more than a de minimis Capital Contribution, (ii) a distribution to one or more Partners of more than a de minimis amount of money or other property as consideration for all or part of the Partner's Interest, or (iii) the liquidation of the Partnership within the meaning of Treasury regulations Section 1.704-1(b)(2)(ii)(g); provided, that the General Partner may elect, in its discretion, to treat other events as Revaluation Events or to treat any of the above named events as not constituting Revaluation Events to the extent the General Partner determines doing or not doing so better reflects the economic interests of the Partners in the Partnership.

         "SHARING RATIOS" means, initially, the ratio of each Partner's initial Capital Contribution to the total initial Capital Contributions of all Partners, as reflected on Schedule B hereto. Upon the occurrence of a Revaluation Event, the Sharing Ratios shall be redetermined by the General Partner based on the ratio of each Partner's Capital Account balance (as adjusted to reflect the Revaluation Event) to the total Capital Account balances (as adjusted to reflect the Revaluation Event) of all Partners.

         "SUBSTITUTE LIMITED PARTNER" means an Assignee of a Limited Partner's Interest that becomes a Limited Partner and succeeds, to the extent of the Interest assigned, to the rights and powers and becomes subject to the restrictions and liabilities of the assignor Limited Partner.

         "VALUATION PARTNER" has the meaning set forth in Section 6.13(a).

         1.2 TERMS DEFINED IN INVESTMENT MANAGEMENT AGREEMENT. Unless otherwise defined in this Agreement or the context otherwise requires, terms used but not otherwise defined in this Agreement shall have the meanings specified in the Investment Management Agreement. The terms whose meaning is so incorporated by reference from the Investment Management Agreement include without limitation:



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                           Affiliate
                           Applicable Law
                           Associate
                           Confidential Information
                           GMSP Group
                           GMSP Principals
                           good faith
                           Governmental Authority
                           Person
                           Securities

                                   ARTICLE II.
                                    FORMATION

         2.1 FORMATION, NAME AND PRINCIPAL OFFICE. The Partners formed the Partnership on November 30, 1999 for the limited purpose and scope set forth in this Agreement, and the Partners hereby enter into this Agreement for the purpose of amending and restating the Original Agreement in its entirety. The Partnership shall be a limited partnership and, except as provided herein, shall be governed by the Act. The name of the Partnership shall be "GNA Investments I, L.P." The address of the principal office of the Partnership shall be 777 Main Street, Suite 2250, Fort Worth, Texas 76102 or, upon notice to the Limited Partner, at such other place as may be designated by the General Partner.

         2.2 OFFICE AND AGENT FOR SERVICE OF PROCESS. The Partnership shall have a principal office located within the State of Texas at which shall be maintained records and documents of the Partnership as required under Section
1.07 of the Act. Unless otherwise designated by the General Partner as provided in the Act, the registered agent for service of process on the Partnership shall be J. Randall Chappel and the street address of the registered office of the Partnership shall be 777 Main Street, Suite 2250, Fort Worth, Texas 76102.

         2.3 PURPOSE OF THE PARTNERSHIP. The purpose of the Partnership shall be to acquire, hold for investment, and distribute or otherwise dispose of Securities which meet the Investment Criteria at the time of acquisition.

         2.4 NAMES AND ADDRESSES OF THE PARTNERS. The name and address of each Partner shall be set forth on Schedule B.

         2.5 TERM OF THE PARTNERSHIP. The Partnership commenced on November 30, 1999 and, unless the Partnership is earlier dissolved pursuant to Article VIII, shall continue until the close of business on November 30, 2010 or until the close of business on such later date as is provided for in a consent executed by the General Partner and the Limited Partner.



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         2.6 REQUIRED DOCUMENTS.

                  (a) Partnership Documents. The General Partner filed the Certificate of Limited Partnership of the Partnership with the Secretary of State of the State of Texas on November 30, 1999, and shall cause any other documents required to be filed, recorded or amended in connection with the formation or operation of the Partnership pursuant to the laws of the State of Texas or any other jurisdiction in which the Partnership's business is conducted.

                  (b) Other Documents. The Limited Partner shall execute and acknowledge as requested by the General Partner such documents as may be necessary or desirable to (i) comply with legal requirements applicable to the formation of the Partnership or the operation of the Partnership's business, or
(ii) otherwise give effect to the terms of this Agreement.

                  (c) Special Power of Attorney. The Limited Partner hereby grants to the General Partner a special power of attorney (with full rights of assignment) irrevocably appointing the General Partner as the Limited Partner's attorney-in-fact with power and authority to execute and acknowledge, in the Limited Partner's name and on its behalf, any document described in Section 2.6(a) or (b). Such special power of attorney is coupled with an interest and shall not be revoked by the death or disability of any Limited Partner.

                                  ARTICLE III.
                                 CAPITALIZATION

         3.1 PRIOR CAPITAL CONTRIBUTIONS. Each Partner has heretofore made Capital Contributions as are reflected in the books and records of the Partnership in the ratio specified for that Partner on Schedule B.

         3.2 ADDITIONAL CAPITAL CONTRIBUTIONS.

                  (a) General. Except as otherwise provided in Section 3.2(b) or
(c) or any nonvariable provision of the Act, no Partner shall be permitted or required to make any additional Capital Contributions to the Partnership.

                  (b) Required Additional Capital Contributions. In the event that the General Partner determines that the Partnership needs additional capital to acquire additional Securities, for the payment of Partnership Expenses or for any other proper Partnership purpose, the General Partner may from time to time request additional Capital Contributions by the Limited Partner not to exceed its Aggregate Committed Capital Contribution set forth on Schedule B, and the Limited Partner shall make the requested additional Capital Contribution not later than the later of (i) the fifth (5th) business day after its receipt of the request therefor or (ii) the date specified in the request. The General Partner shall make additional Capital Contributions from time to time to the extent necessary to cause its aggregate Capital Contributions to equal 1.01% of the aggregate Capital Contributions of the Limited Partner.



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


                  (c) Voluntary Additional Capital Contributions. If the General Partner determines that the Partnership needs additional capital to acquire additional Securities, for the payment of Partnership Expenses or for any other proper Partnership purpose after the Partnership's expenditure of the Aggregate Committed Capital Contributions set forth on Schedule B, the General Partner may so notify the Limited Partner and permit voluntary additional Capital Contributions by the Limited Partner. The General Partner shall make additional Capital Contributions from time to time to the extent necessary to cause its aggregate Capital Contributions to equal 1.01% of the aggregate Capital Contributions of the Limited Partner.

         3.3 WITHDRAWAL AND RETURN ON CAPITAL. Except as otherwise specifically provided in this Agreement, no Partner shall (i) have the right or power to withdraw all or any portion of its Capital Contributions without the prior consent of the General Partner or (ii) be entitled to receive any return on any portion of its Capital Contributions or Capital Account. Under circumstances involving a return of any Capital Contribution, no Partner shall have the right to receive property other than cash.

         3.4 LOANS. No Partner shall be required to lend any money to the Partnership or to guarantee any Partnership indebtedness. Any loan by a Partner or an Affiliate or Associate of a Partner to the Partnership shall be on commercially reasonable terms and shall bear interest at the Interest Rate. Loans by a Partner to the Partnership shall not be considered Capital Contributions.

         3.5 LIMITATION OF LIABILITY. Except as otherwise provided by the Act or
Section 3.2, a Limited Partner shall have no liability as a Partner. A Partner that receives a distribution (i) in violation of this Agreement or (ii) which is required to be returned to the Partnership under the Act shall return the distribution immediately upon demand therefor by the other Partner. A Partner obligated to return property may, at its option, return cash equal to the Fair Market Value of the property on the date of such return.

                                   ARTICLE IV.
                                   ALLOCATIONS

         4.1 ALLOCATION OF NET INCOME AND NET LOSS. For each Fiscal Year or period thereof, after first giving effect to the special allocations set forth in Section 4.2, Net Income or Net Loss, as applicable, shall be allocated to the Partners in proportion to their Sharing Ratios.

         4.2 SPECIAL ALLOCATIONS. For each Fiscal Year or period thereof, the following items of Income and Loss shall be specially allocated to the Partners as follows, before allocations of Net Income or Net Loss are made pursuant to
Section 4.1:

                  (a) If a Partner unexpectedly receives any adjustment, allocation or distribution described in Treasury regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of income and gain (including gross income) shall be specially allocated to the Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury regulations, the deficit balance in the Partner's



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

Capital Account as quickly as possible. This Section 4.2(a) shall be interpreted consistently with Treasury regulations Section 1.704-1(b)(2)(ii)(d).

                  (b) To the extent an adjustment to the adjusted tax basis of any Partnership asset under Code Sections 734(b) or 743(b) is required to be taken into account in determining Capital Accounts under Treasury regulations
Section 1.704-1(b)(2)(iv)(m), the amount of the Capital Account adjustment shall be included in determining items of Income or Loss and treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) and shall be specially allocated to the Partners consistent with the manner in which their Capital Accounts are required to be adjusted by such Treasury regulation.

                  (c) To minimize any distortions in the manner that the Partners would have shared distributions if the special allocations required by
Section 4.2(a) and Section 4.2(b) (the "REGULATORY ALLOCATIONS") had not been part of this Agreement, the General Partner may specially allocate to the Partners offsetting items of Income or Loss so that the net amounts allocated to each Partner pursuant to Sections 4.1 and Section 4.2 will, to the extent possible, equal the net amounts that would have been allocated to each Partner pursuant to Section 4.1 if the Regulatory Allocations had not been part of this Agreement.

         4.3 OTHER ALLOCATION RULES.

                  (a) To reflect any varying Interests during a Fiscal Year, Net Income and Net Loss and items of Income and Loss shall be determined by the General Partner on a daily, monthly or other basis using any convention or method permitted under Code Section 706 and the Treasury regulations thereunder.

                  (b) If the Partnership borrows money or property on a nonrecourse basis, the General Partner, in consultation with the Partnership's tax advisors, shall modify the allocation provisions of this Article IV to the minimum extent necessary to ensure that allocations relating to such nonrecourse borrowing are respected for federal income tax purposes while preserving the underlying economic objectives of the Partners as reflected in this Agreement.

         4.4 ALLOCATIONS FOR FEDERAL INCOME TAX PURPOSES.

                  (a) Subject to Section 4.4(b), for each Fiscal Year or period thereof, all items of taxable income, gain, loss and deduction of the Partnership, determined solely for federal income tax purposes, shall be allocated to the Partners in the same manner as each correlative item of Income and Loss and Net Income and Net Loss is allocated pursuant to the provisions of Sections 4.1, 4.2 and 4.3.

                  (b) In accordance with Code Section 704(c) and the Treasury regulations thereunder, items of income, gain, loss and deduction with respect to any Partnership asset with a Book Basis that differs from its adjusted tax basis shall, solely for federal income tax purposes, be



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


allocated among the Partners so as to take account of such difference at the time it arose. Unless otherwise approved by the Partners, such allocations shall be made utilizing the "Traditional Method with Curative Allocations" set forth in Treasury regulations Section 1.704-3(c).

                  (c) Allocations pursuant to this Section 4.4 are solely for federal income tax purposes and shall not affect the determination of the Partners' Capital Accounts.

         4.5 WITHHOLDING TAXES. The Partnership shall withhold taxes from distributions to, and allocations among, the Partners to the extent required by law (as determined by the General Partner in its sole discretion). Any amount so withheld by the Partnership with regard to a Partner shall be treated for purposes of this Agreement as an amount actually distributed to such Partner in accordance with the provisions of Article V. An amount shall be considered withheld by the Partnership if, and at the time, remitted to a Governmental Authority without regard to whether such remittance occurs at the same time as the distribution or allocation to which it relates; provided, that an amount actually withheld from a specific distribution or designated by the General Partner as withheld from a specific allocation shall be treated as if distributed at the time such distribution or allocation occurs. To the extent operation of the foregoing provisions of this Section 4.5 would create or increase a deficit balance in a Partner's Capital Account, the amount of the deemed distribution shall instead be treated as a loan by the Partnership to such Partner, which loan shall bear interest at the Interest Rate.

                                   ARTICLE V.
                                  DISTRIBUTIONS

         5.1 DISTRIBUTIONS.

                  (a) Operating Distributions. The General Partner may, from time to time and in its sole discretion, cause the Partnership to distribute cash or property (including Securities) to the Partners. All distributions pursuant to this Section 5.1(a) shall be made to the Partners in proportion to their Sharing Ratios.

                  (b) Liquidating Distributions. Notwithstanding the provisions of Section 5.1(a), cash or property of the Partnership available for distribution upon the dissolution of the Partnership (including cash or property received upon the sale or other disposition of assets in anticipation of or in connection with such dissolution) shall be distributed in accordance with the provisions of Section 8.4.

                  (c) Limitation on Distributions. The General Partner shall use its best efforts to ensure that no distribution shall be made to a Partner pursuant to Section 5.1(a) or (b) if and to the extent that such distribution would:

                           (i) create or increase a deficit balance in a
                  Partner's Capital Account;

                           (ii) cause the Partnership to be insolvent; or

                           (iii) render the Limited Partner liable for a return
                  of such distribution under the Act.

                                   ARTICLE VI.
                            ADMINISTRATIVE PROVISIONS

         6.1 RIGHTS OF THE LIMITED PARTNER.

                  (a) No Management. The Limited Partner shall take no part in the management or control (within the meaning of the Act) of the Partnership's business and shall have no right or authority to act for the Partnership or to vote on Partnership matters other than as specifically set forth in this Agreement or as required under the Act.

                  (b) Outside Activities. The Limited Partner may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership. Neither the Partnership nor any of the Partners have any rights by virtue of this Agreement in any business venture of any other Partner.

                  (c) Return of Capital. The Limited Partner is not entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions are made pursuant to this Agreement or upon termination of the Partnership.

                  (d) Information. In addition to other rights provided by this Agreement, the Investment Management Agreement or by Applicable Law, the Limited Partner has the following rights relating to the Partnership:

                           (i) The Limited Partner has the right to inspect and
copy any of the Partnership's books for a proper purpose related to its interest in the Partnership whenever circumstances render it just and reasonable, but such inspection and copying is at the Limited Partner's own expense.

                           (ii) The Limited Partner has the right for a proper
purpose related to such Person's interest in the Partnership to have on demand true and full information of all things affecting the Partnership and a formal accounting of Partnership affairs whenever circumstances render it just and reasonable, but the furnishing of such information or conducting such accounting is at the Limited Partner's own expense.

                           (iii) The Limited Partner has the right, upon
notifying the General Partner of a proper purpose related to the Limited Partner's interests in the Partnership, to have furnished to it, at its expense, a copy of the names and amounts in interest of all Partners as of the date specified in its written request.

                           (iv) The Limited Partner has the right to have, on
demand and without charge, true copies of: (i) this Agreement, the Certificate of Limited Partnership and all amendments or restatements thereof; and (ii) any of the tax returns of the Partnership.

         6.2 MANAGEMENT BY THE GENERAL PARTNER. The General Partner shall devote such time and attention, and shall diligently perform those duties as are reasonably necessary to manage effectively the Partnership's business; provided, that to the extent not inconsistent with the foregoing requirements of this
Section 6.2 or the Investment Management Agreement, the General Partner shall be permitted to conduct other affairs as described in Section 6.5.

         6.3 POWERS OF THE GENERAL PARTNER. Subject to the provisions of the Act, this Agreement and the Investment Management Agreement, the General Partner shall have the exclusive power to perform all acts associated with the management and operation of the Partnership including, without limitation, the right to:

                  (a) Receive, buy, sell, exchange, trade and otherwise deal in and with Securities and other property of the Partnership;

                  (b) Acquire Securities on the basis of investment representations and subject to transfer restrictions;

                  (c) Make all decisions with respect to the voting of Partnership Securities;

                  (d) Cause the Partnership to enter into, make and perform such contracts, agreements and other undertakings, and to do such other acts, as it may deem necessary or advisable for, or as may be incidental to, the conduct of the business of the Partnership;

                  (e) Open, conduct business regarding, draw checks or other payment orders upon, and close cash, checking, custodial or similar accounts with banks or brokers on behalf of the Partnership and pay the customary fees and charges applicable to transactions in respect of all such accounts; and

                  (f) Assume and exercise all powers and responsibilities granted a general partner by the laws of the State of Texas.

Without limitation upon the foregoing, any contract, agreement, deed, lease, note or other document or instrument executed on behalf of the Partnership by the General Partner shall be deemed to have been duly executed, the Limited Partner's signature shall not be required in connection with the foregoing, and third parties shall be entitled to rely upon the General Partner's authority under the provisions of this sentence without otherwise ascertaining that the requirements of this Agreement have been satisfied.

         6.4 LIMITATIONS ON POWERS OF THE GENERAL PARTNER. The General Partner, without the prior consent of the Limited Partner, shall have no authority to:

                  (a) Perform any act in contravention of this Agreement or the Investment Management Agreement or, subject to the provisions of Sections 6.5 and 6.6, any act which is detrimental to or incompatible with the business of the Partnership;

                  (b) Possess Partnership property, or assign its General Partner's rights in specific Partnership property, for other than a Partnership purpose;

                  (c) Admit a Person as an additional General Partner of the Partnership;

                  (d) Receive any compensation or benefit from any issuer of any Securities held by the Partnership or any of its Affiliates or Associates that is not shared pro rata with the Partnership in accordance with the amount invested, other than as specifically permitted pursuant to Section 6.5(b);

                  (e) Cause the Partnership to make any borrowings for the purpose of acquiring or carrying Securities, provided that any Partner may advance funds to the Partnership in accordance with Section 3.4 for the purpose of permitting the Partnership to meet its obligations to pay Expenses;

                  (f) Invest any Partnership funds in Securities of an issuer in which the General Partner or any member of the GMSP Group is an investor on a basis different from that on which the Partnership invests;

                  (g) Cause the Partnership to enter into any agreement that would commit the Partnership to purchase Securities that are not fully paid and non-assessable at the time of purchase or that would commit the Partnership to make future "follow-on" investments in issuers in addition to the Securities acquired pursuant to a specific purchase agreement; or

                  (h) Commit the Partnership to pay any net profits interest or convey any participation or other contingent interest in Partnership Securities to any investment banker, broker, finder or other person on account of the Partnership's investment in such Securities.

         6.5 OTHER VENTURES.

                  (a) The Limited Partner (i) acknowledges that the General Partner and its Affiliates, Associates, partners, officers, directors, agents and employees are or may be involved in other financial, investment and professional activities, including, but not limited to, management of other investment funds, purchases and sales of Securities (including, without limitation, venture capital and leveraged buy-out investment Securities), investment and management counseling, and serving as officers, directors, advisors and agents of other companies; and (ii) agrees that the General Partner and its Affiliates, Associates, partners, officers, directors, agents and employees may engage for their own accounts and for the accounts of others in any such ventures and activities as and to the full extent provided in this Agreement and in Section 5 of the Investment Management Agreement.

                  (b) No provision of this Agreement or the Investment Management Agreement shall be construed to preclude the partners, Affiliates or employees of the General Partner from acting as a director or officer (or any similar capacity) to any corporation, partnership, trust or other business entity in which the Partnership has acquired Securities, or from receiving compensation or profit therefor. In connection with the foregoing, the Partners contemplate that partners, Affiliates or employees of the General Partner may serve on the board of directors of companies in which the Partnership acquires Securities, and any compensation received by such persons in connection with such service on the board of directors of any such company, which compensation is consistent with the compensation payable to other members of any such board of directors, will not be payable to the Partnership or deemed a reduction from the fees payable to the General Partner pursuant to the Investment Management Agreement and is specifically authorized by the terms of this Agreement.

         6.6 DUTIES WITH RESPECT TO INVESTMENT DECISIONS.

                  (a) The Limited Partner recognizes that the Partnership will participate with the General Partner as a co-investor in the acquisition of certain Securities to the extent that the General Partner determines in its sole discretion, provided that the General Partner shall have no obligation to offer to the Partnership any particular co-investment opportunity in each Security acquired by the General Partner that otherwise satisfies the Investment Criteria. In the event that the General Partner does permit the Partnership to co-invest with the General Partner, the amount of any such co-investment will be set by the General Partner in its sole discretion, and the decision of the General Partner shall be final. The terms of any co-investment by the Partnership shall be on terms identical to or substantially similar and no less favorable in any material respect than the terms of the investment made by the General Partner. No such decisions by the General Partner shall be considered a breach of this Agreement or its fiduciary duties to the Limited Partner or a breach of the Investment Management Agreement. Furthermore, to the extent that any decisions made pursuant to this Section 6.6(a) are deemed to involve an actual or potential conflict of interest, such conflict of interest is hereby specifically authorized pursuant to Section 5(b) of the Investment Management Agreement.

                  (b) The Limited Partner recognizes that decisions concerning investments and potential investments that meet the Investment Criteria involve the exercise of judgment, are highly speculative and could involve the complete loss of the Partnership's investment, and agrees that Investment Management Agreement, as specifically modified by this Agreement, establishes the parameters of the General Partner's duties and responsibilities with respect thereto.

                  (c) The Partners also recognize that the General Partner in its sole discretion may offer co-investment opportunities to its partners, its designated Affiliates and/or any other person that the General Partner shall determine in its sole discretion in the same manner as the Partnership will co-invest with the General Partner. It is the intention of the General Partner to so offer co-investment opportunities, when practicable and feasible, with respect to each investment made by the Partnership, provided that the General Partner shall be under no obligation to do so. The amount of any such co-investment will be set by the General Partner in its sole discretion, subject to acceptance by the potential investor.

         6.7 PAYMENT OF ORGANIZATION COSTS AND EXPENSES.

                  (a) The Partnership shall pay, or shall reimburse the General Partner or any Affiliate thereof for its payment of, Organization Costs.

                  (b) The Partnership shall pay, or shall reimburse the General Partner or any Affiliate thereof for its payment of, all Expenses.

                  (c) To the extent any Expenses or other costs are attributable to any of the Partnership and other co-investors (including the General Partner investing for its own account), such costs shall be allocated among such entities based on their respective (i) interests in such Securities if such Expenses are attributable to such Securities, or (ii) aggregate amounts of capital agreed to be contributed and/or loaned to them by their respective partners and Affiliates if such costs are not attributable to any specific acquisition of Securities.

                  (d) Other than the compensation payable pursuant to Section 4 of the Investment Management Agreement (as described in Section 6.8 below) and for the payment of Expenses described in above in this Section 6.7, the General Partner shall not be entitled to any other payments from the Partnership or the Limited Partner for its services as the General Partner of the Partnership.

         6.8 PARTNER COMPENSATION. No Partner shall be entitled to any compensation for services provided by such Partner to, or for the benefit of, the Partnership, except that the General Partner may receive and retain compensation as provided in the Investment Management Agreement, and the Limited Partner's Sharing Ratio of Securities acquired by the Partnership shall be taken into consideration in calculating the compensation payable to the General Partner pursuant to Section 4 of the Investment Management Agreement as if such Securities were owned directly by the Limited Partner.

         6.9 FILING OF TAX RETURNS. The General Partner shall prepare and file, or cause to be prepared and filed, a federal information tax return in compliance with Code Section 6031 and all other returns or reports required to be filed by the Partnership by any foreign, federal, state and local tax authorities.

         6.10 TAX MATTERS PARTNER.

                  (a) General. The General Partner is hereby designated the "tax matters partner" of the Partnership within the meaning of Code Section 6231(a)(7). Except as specifically provided in the Code and the regulations issued thereunder, the General Partner in its sole discretion shall have exclusive authority to act for or on behalf of the Partnership with regard to tax matters, including, without limitation, the authority to make (or decline to make) any available tax elections.

                  (b) Notice of Inconsistent Treatment of Partnership Item. No Partner shall file a notice with the Internal Revenue Service under Code Section 6222(b) in connection with such Partner's intention to treat an item on such Partner's federal income tax return in a manner which is inconsistent with the treatment of such item on the Partnership's federal income tax return unless such Partner has, not less than thirty (30) days prior to the filing of such notice, provided the General Partner with a copy of the notice and thereafter in a timely manner provides such other information related thereto as the General Partner shall reasonably request.

                  (c) Notice of Settlement Agreement. Any Partner entering into a settlement agreement with the Secretary of the Treasury which concerns a Partnership item shall notify the other Partner of such settlement agreement and its terms within sixty (60) days from the date thereof.

         6.11 RECORDS AND FINANCIAL STATEMENTS.

                  (a) The General Partner shall cause the Partnership to maintain or cause to be maintained true and proper books, records, reports, and accounts in which shall be entered all transactions of the Partnership. Such books, records, reports and accounts shall be located at the principal place of business of the Partnership and shall be available to any Partner for inspection and copying during reasonable business hours.

                  (b) The books and records of the Partnership may in the Limited Partner's discretion and at its expense be audited annually by an independent accounting firm selected by the Limited Partner from time to time. For purposes of determining and maintaining the Partners' Capital Accounts, the books of account of the Partnership shall be maintained in accordance with federal income tax principles (adjusted as provided in this Agreement) and the accrual method of accounting. Additionally, the General Partner shall cause the Partnership's financial books and records to be maintained in compliance with GAAP.

                  (c) Within a reasonable time after each Fiscal Year, a copy of the following shall be mailed or otherwise furnished to each Partner and shall include (i) a balance sheet of the Partnership, (ii) income and cash flow statements of the Partnership, (iii) a statement of changes in the Partners' Capital Account balances from the last day of the prior Fiscal Year, and (iv) if applicable, the report of the results of the examination by the Partnership's independent auditors.

                  (d) Upon completion of any valuation of the Partnership's assets in accordance with the provisions of Section 6.13, the Valuation Partner shall furnish to each Partner a statement showing (i) the net worth of the Partnership and the Fair Market Value of each Partnership asset and (ii) the Capital Account balance of such Partner.

                  (e) The General Partner shall keep or cause to be kept the following records at the principal office of the Partnership or make them available at that office within five days after the date of receipt of a written request therefor pursuant to Section 6.1:

                           (i) a current list that states (w) the name and
mailing address of each Partner, separately identifying in alphabetical order each general partner and limited partner; (x) the last known street address of the business or residence of each general partner; (y) the percentage or other interest in the Partnership owned by each partner; and (z) the names of the partners who are members of each specified class or group established pursuant to this Agreement;

                           (ii) copies of the Partnership's federal, state, and
local information or income tax returns for each of the Partnership's six most recent tax years;

                           (iii) a copy of this Agreement and the Certificate of
Limited Partnership, all amendments or restatements, executed copies of any powers of attorney under which this Agreement, the Certificate of Limited Partnership, and all amendments or restatements to this Agreement and the Certificate have been executed, and copies of any document that creates, in the manner provided by this Agreement, classes or groups of partners;

                           (iv) a written statement of: (x) the amount of the
cash contribution and a description and statement of the agreed value of any other contribution made by each Partner, and the amount of the cash contribution and a description and statement of the agreed value of any other contribution that the Partner has agreed to make in the future as an additional contribution; and (y) the date on which each Partner in the Partnership became a Partner; and

                           (v) books and records of account of the Partnership.

Any records maintained by the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics, computer disks, or any other information storage device, if the records so kept are convertible into clearly legible written form within a reasonable period of time. The names, the business, residence, or mailing addresses, and the capital contributions to the Partnership of the Partners are as shown on the books and records of the Partnership.

         6.12 TAX REPORTS TO PARTNERS. Within ninety (90) days after the end of each Fiscal Year, the Partnership shall prepare and mail, or cause to be prepared and mailed, to each Partner and, to the extent necessary, to each former Partner (or its legal representative), a report setting forth in sufficient detail information which will enable the Partner or former Partner (or its legal representative) to prepare their respective federal income tax returns in accordance with the laws, rules and regulations then prevailing.

         6.13 VALUATION OF PARTNERSHIP ASSETS.

                  (a) The General Partner (or the Liquidator, if appropriate, either being the "VALUATION PARTNER") shall value the Partnership's assets upon
(i) the occurrence of any Revaluation Event and (ii) whenever otherwise required by this Agreement or determined by the Valuation Partner in its sole discretion.

                  (b) In determining the value of Partnership property or a Partner's Interest, or in any accounting among the Partners:

                           (i) No value shall be placed on the goodwill, going
concern value, name, records, files, statistical data or similar assets of the Partnership not normally reflected in the Partnership's accounting records, but there shall be taken into consideration any items of income earned but not yet received, expenses incurred but not yet paid, liabilities fixed or contingent, and prepaid expenses to the extent not otherwise reflected in the books of account as well as the Fair Market Value of options or commitments to purchase or sell Securities pursuant to agreements entered into on or prior to the valuation date; and

                           (ii) Securities held by the Partnership shall be
valued at their Fair Market Value as defined in the Investment Management Agreement.

         6.14 CONFIDENTIALITY. The Partners acknowledge and agree that all Confidential Information provided to or by them in respect of the Partnership shall be kept confidential as provided in Section 11 of the Investment Management Agreement.

                                  ARTICLE VII.
                 TRANSFER OF A PARTNERSHIP INTEREST; WITHDRAWALS

         7.1 TRANSFERS BY THE LIMITED PARTNER.

                  (a) The Limited Partner may transfer its Interest only with the prior consent of the General Partner, which consent shall not unreasonably be withheld.

                  (b) No Assignee of the Limited Partner shall become a Substitute Limited Partner without the consent of the General Partner, which consent shall not unreasonably be withheld.

                  (c) Notwithstanding any other provision hereof, any successor to all or a portion of the Limited Partner's Interest shall be bound by the provisions of this Agreement. Prior to recognizing any transfer in accordance with this Article VII, the General Partner may require the transferring Limited Partner to execute and acknowledge an instrument of assignment in form and substance reasonably satisfactory to the General Partner and may require the Assignee to execute an amendment to this Agreement and to assume all obligations of the assigning Limited Partner. An Assignee who is not a Partner at the time of the transfer shall be entitled to the allocations and distributions attributable to the Interest assigned to it and to transfer and assign such Interest in accordance with the terms of this Agreement; provided, that such Assignee shall not be entitled to the other rights of a Limited Partner unless and until such Assignee becomes a Substitute Limited Partner. Notwithstanding the foregoing, the Partnership and the General Partner shall incur no liability for allocations and distributions made in good faith to the transferring Limited Partner until a written instrument of assignment (as approved by the General Partner) has been received by the Partnership and recorded on its books and the effective date of the assignment has passed.

         7.2 WITHDRAWAL BY A LIMITED PARTNER.

                  (a) The Interest of a Limited Partner may not be withdrawn from the Partnership in whole or in part, other than with the consent of the General Partner, which consent shall not unreasonably be withheld.

                  (b) In the event of the withdrawal of the Limited Partner, the General Partner, with the approval of the Limited Partner which shall not unreasonably be withheld, shall provide for payment to the withdrawing Limited Partner for its withdrawn Interest by either of the following alternatives:

                           (i) The General Partner may cause the Partnership to
distribute to the withdrawing Limited Partner an amount equal to any positive balance in the withdrawing Limited Partner's Capital Account. The General Partner may cause the Partnership to make the distribution in respect of any portion of the Interest of a withdrawing Limited Partner in cash or in kind; provided, that unless the withdrawing Limited Partner otherwise consents, the withdrawing Limited Partner shall not be required to receive an in kind distribution of any asset which exceeds the portion of such asset that would have been distributed to the withdrawing Limited Partner if the Partnership had dissolved on the effective date of the withdrawal and undivided interests in all Partnership assets were distributed to the Partners pro rata in proportion to their respective interest in the liquidation proceeds under Section. 8.4. If a distribution is to be made in kind and if such distribution cannot be made in full because of restrictions on the transfer of Securities or for any other reason, the distribution may be delayed until an effective transfer and distribution may be made, and Securities for transfer in respect of the withdrawing Limited Partner's Interest shall be designated as such. The designated Securities may nevertheless be sold by the General Partner, provided that the General Partner remits the cash proceeds therefrom to the withdrawing Limited Partner.

                           (ii) The General Partner may sell the Interest of the
withdrawing Limited Partner for cash and remit the proceeds of such sale to the withdrawing Limited Partner. The sale price for the Interest of the withdrawing Limited Partner shall be an amount equal to the lesser of: (1) the withdrawing Limited Partner's positive Capital Account balance, if any; or (2) the withdrawing Limited Partner's aggregate Capital Contributions.

                           (iii) If only a portion of the Limited Partner's
Interest is withdrawn, payment under the foregoing provisions of this Section 7.2(b) shall be adjusted to provide for payment only in connection with such withdrawn Interest.

         7.3 TRANSFERS BY THE GENERAL PARTNER. The General Partner shall not transfer its Interest as General Partner without the prior consent of the Limited Partner, which consent may be granted or withheld in the Limited Partners's sole discretion.

         7.4. WITHDRAWAL BY THE GENERAL PARTNER. The General Partner may withdraw as a General Partner at any time upon thirty (30) days' prior written notice to the Limited Partner.

                                  ARTICLE VIII.
                 DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP

         8.1 DISSOLUTION EVENTS. The Partnership shall be dissolved only upon the occurrence of any of the following events:

                  (a) Expiration of the Partnership term as provided in Section 2.5;

                  (b) the agreement of the General Partner and the Limited Partner to dissolve the Partnership;

                  (c) the Bankruptcy, dissolution, termination of existence or occurrence of any other event of withdrawal of a General Partner within the meaning of Section 4.02 of the Act, unless (i) there remains at least one General Partner that continues the Partnership's business, or (ii) within ninety
(90) days after the event of withdrawal, the Limited Partner agrees in writing to continue the Partnership's business and to the appointment, effective as of the date of the event of withdrawal, of one or more new General Partners; or

                  (d) the entry of a decree of judicial dissolution under
Section 8.02 of the Act.

         8.2 CONVERSION OF GENERAL PARTNER INTEREST TO A LIMITED PARTNER INTEREST. Unless otherwise determined by the Limited Partner, if the Partnership is continued and not wound up on the occurrence of an event of withdrawal of a General Partner within the meaning of Section 4.02 of the Act, the Interest of the withdrawn General Partner shall automatically be converted to a Limited Partner Interest effective as of the date of the event of withdrawal; provided, that this Section 8.2 shall not be construed to preclude or to be in lieu of any cause of action the Partnership or the other Partner may have as a result of a General Partner's wrongful withdrawal.

         8.3 WINDING UP OF THE PARTNERSHIP. Upon the occurrence of an event of dissolution, the Partnership shall continue solely for the purposes of winding up its business and affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Partners, and no Partner shall take any action that is inconsistent with such. To the extent consistent with the foregoing, this Agreement shall continue in effect until the Partnership's property has been distributed or applied in satisfaction of Partnership liabilities and a certificate of cancellation has been filed for the Partnership pursuant to the Act. The General Partner or, if the General Partner has withdrawn, a liquidator or liquidating committee appointed by the Limited Partner (in either case, the "LIQUIDATOR") shall be responsible for winding up the Partnership. The Liquidator shall cause the Partnership's property to be liquidated as promptly as is consistent with obtaining the Fair Market Value thereof; provided, that (a) the Liquidator may distribute any assets of the Partnership in kind and subject to any indebtedness secured thereby (except that in kind distributions shall be subject to the provisions of Section 7.2(b)(i)), and (b) the Liquidator may, in its sole and absolute discretion, retain and distribute as collected any deferred payment obligation owed to the Partnership. The Liquidator shall have all of the powers of the General Partner to the extent consistent with the Liquidator's obligations and shall be entitled to the benefit of the provisions of Article IX during the winding up.

         8.4 APPLICATION OF PROCEEDS OF LIQUIDATION. During or upon completion of the winding up, the proceeds of liquidation and other assets of the Partnership shall be applied and distributed in one or more installments in the following order and priority:

                  (a) to the payment, or provision for payment, of the Expenses of winding up;

                  (b) to the payment, or provision for payment, of creditors of the Partnership (including Partners other than in respect of distributions) in the order of priority provided by law;

                  (c) to the establishment of any reserves deemed necessary or appropriate by the Liquidator to provide for contingent or unforeseen liabilities of the Partnership; and

                  (d) the balance (including reductions in reserves established pursuant to Section 8.4(c)) shall be distributed to the Partners in accordance with the positive balances of their Capital Accounts, determined after taking into account all Capital Account adjustments for the current and all prior periods.

         8.5 RESTORATION OBLIGATION. No Partner shall have an obligation to restore any deficit balance in its Capital Account.

         8.6 TIMING OF LIQUIDATING DISTRIBUTIONS. To the extent reasonably practicable, the distributions described in Section 8.4(d), if any, shall be made to the Partners before the end of the taxable year in which the Partnership is liquidated (within the meaning of Treasury regulations Section 1.704-1(b)(2)(iv)(g)(3)) or, if later, within ninety (90) days after the date of such liquidation.

         8.7 LIQUIDATING TRUST. In the discretion of the Liquidator, all or any proportionate part of the distributions that would otherwise be made to the Partners pursuant to Section 8.4(d) may be distributed to a trust established by the Liquidator for the benefit of the Partners and for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership or paying any contingent or unforeseen obligations of the Partnership. The assets of such trust shall be distributed to the Partners from time to time, in the reasonable discretion of the trustee (who may or may not be the Liquidator or an Affiliate of the Liquidator), in the same proportions as the amounts distributed to such trust by the Partnership would otherwise have been distributed to them pursuant to
Section 8.4(d).

                                   ARTICLE IX.
              LIABILITY AND INDEMNIFICATION OF THE GENERAL PARTNER

         9.1 LIABILITY.

                  (a) The liability of the General Partner, its officers, directors and employees, and other members of the GMSP Group in respect of their actions under this Agreement shall be limited as and to the extent provided in
Section 9 of the Investment Management Agreement.

                  (b) All debts and obligations of the Partnership shall be paid or discharged first with the assets of the Partnership (including Capital Contributions from the Partners), and the General Partner shall not be obligated to pay or discharge any such debt or obligation with its personal assets unless the General Partner is required to do so pursuant to the Act or other applicable law and to the extent that the documents creating such debts or obligations do not otherwise release the General Partner from such obligation.

         9.2 INDEMNIFICATION. The Partnership shall indemnify and hold harmless the General Partner and the GMSP Principals in respect of their actions under this Agreement as and to the extent provided in the Investment Management Agreement.

                                   ARTICLE X.
                               GENERAL PROVISIONS

         10.1 SPECIAL MEETINGS. Subject to the provisions of the Act and subject to the right of any Partner to waive notice of any meeting, the General Partner may call a special meeting of all Partners at any reasonable time upon not less than ten (10) nor more than sixty (60) days notice.

         10.2 ENTIRE AGREEMENT. This Agreement and the Investment Management Agreement contain the entire understanding among the Partners and supersede any prior written or oral agreement between them respecting the Partnership. There are no representations, agreements, arrangements, or understandings, oral or written, among the Partners relating to the Partnership which are not fully expressed in this Agreement or the Investment Management Agreement.

         10.3 AMENDMENTS. This Agreement is subject to amendment only with the consent of the General Partner and the Limited Partner.

         10.4 GOVERNING LAW. All questions with respect to the interpretation of this Agreement and the rights and liabilities of the Partners shall be governed by the laws of the State of Texas without regard to conflict of laws principles.

         10.5 SEVERABILITY. If any one or more of the provisions of this Agreement is determined to be invalid or unenforceable, such provision or provisions shall be deemed severable from the remainder of this Agreement and shall not cause the invalidity or unenforceability of the remainder of this Agreement.

         10.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and when so executed, all of such counterparts shall constitute a single instrument binding upon all parties notwithstanding the fact that all parties are not signatory to the original or to the same counterpart.

         10.7 SURVIVAL OF RIGHTS. Subject to the restrictions against unauthorized assignment or transfer set forth in this Agreement, the provisions of this Agreement shall inure to the benefit of and be binding upon each Partner and such Partner's heirs, devised, legatees, personal representatives, successors, and assigns.

         10.8 NOTICES. Any notice required or permitted to be given under this Agreement or the Act shall be in writing and shall be deemed duly given when as provided in Section 13 of the Investment Management Agreement.

         10.9 CONSENTS. All consents, agreements and approvals provided for or permitted by this Agreement shall be in writing and signed copies thereof shall be retained with the books of the Partnership.

         10.10 NO PARTITION. Except as otherwise permitted by this Agreement, no Partner shall have the right, and each Partner does hereby agree that it shall not seek, to cause a partition of the Partnership's property whether by court action or otherwise.

         10.11 REPRESENTATIONS BY LIMITED PARTNER. The Limited Partner hereby represents and warrants that, with respect to its Interest: (i) it is acquiring or has acquired such Interest for purposes of investment only, for its own account, and not with a view to resell or distribute the same or any part thereof; and (ii) no other Person has any interest in such Interest or in the rights of the Limited Partner under this Agreement. The Limited Partner also represents and warrants to the Partnership and the other Partners that it acknowledges that the Securities that may be purchased by the Partnership will be speculative in nature and that it has the business and financial knowledge and experience necessary to acquire its Interest in the amount of its Capital Contributions to the Partnership on the terms contemplated herein and that it has the ability to bear the risks of such investment (including the risk of sustaining a complete loss of all such Capital Contributions) without the need for the investor protections provided by the registration requirements of the Securities Act of 1933, as amended.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                      GENERAL PARTNER:

                                      GOFF MOORE STRATEGIC PARTNERS, L.P.

                                      By:  GMSP Operating Partners, L.P., its
                                             general partner
                                      By:  GMSP, L.L.C., its general partner


                                               By:  /s/ John C. Goff
                                                  -----------------------------
                                                    John C. Goff, Managing
                                                    Principal


                                               By:  /s/ J. Randall Chappel
                                                  -----------------------------
                                                    J. Randall Chappel,
                                                    Principal


                                      LIMITED PARTNER:

                                      GAINSCO, INC.



                                      By:  /s/ Glenn W. Anderson
                                         --------------------------------------
                                           Glenn W. Anderson, President

                                   SCHEDULE A

                               INVESTMENT CRITERIA


         The General Partner shall seek investments for the Partnership in issuers related in any manner to the technology industry.

         The Partnership will invest in the Securities of issuers only in the event that the General Partner is also acquiring Securities of such issuers for its own account in the same transaction.

         The Partnership shall not invest more than $500,000 in Securities of any particular issuer.

         The Partnership shall not invest more than $250,000 in any initial investment in Securities of any particular issuer.

         Partnership investments will be highly speculative with a view towards generating high rates of return.

         The Partnership expects to invest in Securities in private transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Such Securities will typically have significant restrictions on transfer, including restrictions imposed by contract and applicable securities laws.

         Partnership investments will be made in issuers in various stages in the venture capital financing process, including seed, early or late round financings.

                                   SCHEDULE B


                                                        AGGREGATE COMMITTED
                                                        CAPITAL CONTRIBUTION                  SHARING RATIOS
                                                        --------------------                  --------------

GENERAL PARTNER:

Goff Moore Strategic Partners, L.P.                         $    50,505                              1%
777 Main Street, Suite 2250
Fort Worth, Texas 76102

LIMITED PARTNER:

GAINSCO, INC.                                                 5,000,000                             99%
500 Commerce Street
Fort Worth, Texas  76102-5439
====================================================================================================================

Total Aggregate General and                                 $ 5,050,505                            100%
Limited Partner Contributions